UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported September 14, 2004.


                     Law Enforcement Associates Corporation
             (Exact name of registrant as Specified in its charter)

             Nevada                    0-49907                    56-2267438
(State or other jurisdiction    (Commission file number)       (IRS Employer
      of incorporation)                                      Identification No.)


                     100 Hunter Place, Youngsville, NC 27956
               (Address of principal executive offices) (Zip Code)


                    ISSUER'S TELEPHONE NUMBER: (919) 554-4700

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Item 5.02

     On September 14, 2004, we closed on two separate and distinct agreements to acquire certain patents which relate to Less Lethal, Electrical Discharge
Weapons ("ESD"). The first was agreement was between us and James F. McNulty, Jr. , whereby in exchange for 750,000 shares of our restricted common stock, we acquired patents which relate to ESD and more specifically a method and apparatus for increasing the effectiveness of the electrical discharge for such weapons. The second agreement was with Yong S. Park whereby in exchange for 750,000 shares of our restricted common stock, we will acquired certain patents which relate to ESD, including a guard propulsion system for a remote electrical discharge weapon. In addition, we agreed to issue James F. McNulty, Jr., an additional 20,000 shares of our restricted common stock in exchange for molds which he had already developed which relate to ESD. To further the development of the ESD, we also entered into consulting agreements with James McNulty, Sr., and John Scuddy, II whereby they agreed to assist us in the development and manufacturing design of the ESD.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                     Law Enforcement Associates Corporation
                                  (Registrant)


                                         By: /s/ Paul Feldman
                                             ----------------
                                         Paul Feldman, President


Dated: September 15, 2004.